UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                  June 13, 2007
                          ---------------------------
                Date of report (Date of earliest event reported)


                       Universal Insurance Holdings, Inc.
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             (Exact name of registrant as specified in its charter)

            Delaware                       000-20848             65-0231984
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(State or other jurisdiction       (Commission file number)  (IRS Employer
of incorporation or organization)                            Identification No.)

       1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code:     (954) 958-1200
                                                   ------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 8.01    Other Events.
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On June 13, 2007 Universal  Insurance Holdings,  Inc. (the "Company")  announced the completion by Universal Property and Casualty Insurance Company ("UPCIC"), its wholly owned subsidiary, of its 2007-2008 reinsurance program effective June 1, 2007. The announcement, a copy of which is furnished as Exhibit 99.1 to this
report,  is  incorporated   herein  by  reference.   The  following  provides  a
description of the program.

Effective June 1, 2007, UPCIC entered into a quota share reinsurance treaty and excess per risk agreements with various reinsurers. Under the quota share treaty, through May 31, 2008, UPCIC cedes 50% of its gross written premiums, losses and LAE for policies with coverage for wind risk with a ceding commission equal to 31% of ceded gross written premiums. In addition, the quota share treaty has a limitation for any one occurrence of 40% of Gross Premiums Earned, not to exceed $100,000,000 (of which the Company's net liability on the first $100,000,000 of losses in a first event scenario is $45,000,000, in a second event scenario is $9,300,000 and in a third event scenario is $9,300,000) and a limitation from losses arising out of events that are assigned a catastrophe serial number by the Property Claims Services ("PCS") office of 112% of Gross Premiums Earned, not to exceed $280,000,000. Effective June 1, 2007 through May 31, 2008, UPCIC entered into a multiple line excess per risk agreement with various reinsurers. Under the multiple line excess per risk agreement, UPCIC obtained coverage of $1,300,000 in excess of $500,000 ultimate net loss for each risk and each property loss, and $1,000,000 in excess of $300,000 for each casualty loss. A $5,200,000 aggregate limit applies to the term of the contract. Effective June 1, 2007 through May 31, 2008, UPCIC entered into a property per risk excess agreement covering ex-wind only policies. Under the property per risk excess agreement, UPCIC obtained coverage of $300,000 in excess of $200,000 for each property loss. A $2,100,000 aggregate limit applies to the term of the contract. Effective June 1, 2007 through May 31, 2008, under an excess catastrophe contract, UPCIC obtained catastrophe coverage of $576,000,000 in excess of $100,000,000 covering certain loss occurrences including hurricanes. The contract contains a provision for one reinstatement in the event coverage is exhausted; additional premium is calculated pro rata as to amount and 100% as to time. Effective June 1, 2007 through May 31, 2008, UPCIC purchased a reinstatement premium protection contract which reimburses the Company for its cost to reinstate the catastrophe coverage of the first $426,000,000 in excess of $100,000,000. Effective June 1, 2007, UPCIC also obtained subsequent catastrophe event excess of loss reinsurance to cover certain levels of the Company's net retention through three catastrophe events including hurricanes. UPCIC also obtained coverage from the Florida Hurricane Catastrophe Fund ("FHCF"). The approximate coverage is estimated to be for 90% of $1,071,600,000 in excess of $209,900,000. Also at June 1, 2007, the FHCF made available, and the Company obtained, $10,000,000 of additional catastrophe excess of loss coverage with one free reinstatement of coverage to carriers qualified as Limited Apportionment Companies or companies that participated in the Insurance Capital Build-Up Incentive Program, such as UPCIC. This particular layer of coverage is $10,000,000 in excess of $18,600,000. The Company also purchased Florida Hurricane Catastrophe Fund Recovery Shortfall Reinsurance in the event the FHCF cannot fulfill its payment obligations for the 2007-2008 Hurricane Season.

The total cost of the Company's underlying catastrophe private reinsurance program effective June 1, 2007 through May 31, 2008 is $113,178,000 of which the Company's cost is 50%, or $56,589,000, and the quota share reinsurers cost is the remaining 50%. In addition, the Company purchases reinsurance premium protection as described above which amounts to $14,213,402 of cost. The cost of the subsequent catastrophe event excess of loss reinsurance is $11,184,125. The estimated premium the Company plans to cede to the FHCF for the 2007 hurricane season is $43,100,000 of which the Company's cost is 50%, or $21,550,000, and the quota share reinsurers' cost is the remaining 50%. The Company is also participating in the additional coverage option for Limited Apportionment Companies or companies that participated in the Insurance Capital Build-Up Incentive Program offered by the FHCF, the premium for which is $5,000,000 of which the Company's cost is 50%, or $2,500,000, and the quota share reinsurers' cost is the remaining 50%. The total cost of the Company's Florida Hurricane Catastrophe Fund Recovery Shortfall Reinsurance is $7,715,520, of which the Company's cost is 50%, or $3,857,760. The Company is responsible for losses related to catastrophic events with incurred losses in excess of coverage provided by the Company's reinsurance program which could have a material adverse effect on the Company's business, financial condition and results of operations.

ITEM 9.01   Financial Statements and Exhibits
            ---------------------------------

(c) Exhibits:

99.1    Press Release, dated June 13, 2007.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



   Date: June  13, 2007                  UNIVERSAL INSURANCE HOLDINGS, INC.
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                                         By:  /s/ Bradley I. Meier
                                            -------------------------------
                                                  Bradley I. Meier
                                                  President and Chief Executive
                                                  Officer